Exhibit 99.1

NEWS

For Release March 8, 2006 at 1:05 p.m. PST:

WJ Communications Announces Fourth Quarter and Fiscal Year 2005 Results

•                  Fourth Quarter Sales of $11.7 million Up 45% Sequentially

•                  Company Also Announces a Second-Source Strategic Foundry Relationship with Global Communication Semiconductors, Inc. (GCS)

March 8, 2006 - San Jose, CA - WJ Communications, Inc. (NASDAQ: WJCI), a leading designer and supplier of RF solutions for the wireless infrastructure and RFID reader markets, today announced results for its fourth quarter and fiscal year ended December 31, 2005.

Revenue for the fourth quarter of 2005 was $11.7 million up 45% sequentially from $8.1 million in the prior quarter, and above the previously raised fourth quarter guidance range of $10.0 to $10.5 million.  Fourth quarter revenue is up 48% from $7.9 million in the same period last year, which consisted of $7.7 million from the core business and $0.2 million from the legacy wireless assembly business.  Legacy business contribution in the fourth quarter of 2005 was negligible.

Fourth quarter gross margin was reported at 49.5%, down sequentially from 53.4% reported in the prior quarter. This result includes an inventory write-down of approximately $400,000, which resulted in an approximate 3.4% decline to the fourth quarter reported gross margin.  The Company expects that gross margins will be in the low 50% range in future quarters depending on product mix and excluding the impact of FAS 123R.

The Company reported a net loss of $2.1 million for the fourth quarter of 2005, or $0.03 per common share which, included a charge of $260,000 related to employee separation and the inventory write-down of $400,000.  This compares to a net loss of $3.4 million or $0.05 per common share in the prior quarter,

401 River Oaks Parkway, San Jose, CA 95134     Phone:  800-WJ1-4401     Fax:  408-577-6621

which included a charge of $400,000 related to employee separation and a tax benefit of $0.1 million and compares to a net loss of $4.0 million or $0.07 per common share for the fourth quarter of 2004.

Revenues for the year ended December 31, 2005 were $31.6 million compared to $32.3 million for the year ended 2004.  Reported results for the year ended 2005 were a net loss of $21.0 million, or $0.33 per common share which compares to net loss for the year ended 2004 of $9.1 million or $0.15 per common share.

As of December 31, 2005, the Company had cash, cash equivalents and short-term investments of $30.2 million with no long-term debt outstanding.

“We were pleased with our fourth quarter revenue which was significantly above our upward revised guidance given in December,” said Bruce Diamond, the Chief Executive Officer and President of WJ Communications.  “We saw strong sequential improvements in our wireless infrastructure business, driven by our large North American and European telecom equipment OEM’s as they ordered more products in support of new 3G network build outs.  In addition, we had a substantial increase in sales from a leading Chinese PHS OEM and also continued to see solid demand from our customers in Korea.  Our RFID business performed well during the quarter, and we made strong progress in developing partnerships with leading companies focused on RFID, such as our announcement today with Intelleflex.”

“Internally, our operations showed dramatic improvement demonstrated by our ability to service a 45% sequential increase in sales this quarter,” continued Mr. Diamond.  “We are also pleased to announce today a second-source strategic foundry relationship with GCS.  This relationship will give us more flexibility as we develop the most optimal manufacturing structure for WJ and for our customers.  For the year, we are planning a number of innovative new products for our wireless infrastructure business and continue to focus internally on accelerating the time to market of their release.”

“Our ability to control expenses and strong revenue performance reduced our operating loss by $1.4 million sequentially,” added Rainer Growitz, Interim Chief Financial Officer of WJ Communications. “Looking forward, we have strong business prospects and expect the seasonally soft first quarter to be somewhat flat to slightly ahead of our strong fourth quarter.  This leads us to revenue guidance for the first quarter of 2006 in the range of $11.5 million to $12.0 million.”

WJ Communications will host a conference call for analysts and investors to discuss its quarterly results today at 5:00 p.m. ET.  The Company’s 2005 financial performance and certain additional first quarter and full year 2006 guidance, including the impact of FAS 123R and certain expenses will be discussed on the conference call.  A live Webcast of the conference call will also be accessible from the “Investor Relations” section of the WJ Communications Website (www.wj.com).  Following the live Webcast, an archived version will be available on the WJ Communications website.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and broadband cable. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com or call 408-577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the success of the GCS foundry relationship, our ability to develop the most optimal manufacturing structure for WJ and customers, actual business trends, gross margin and revenues for the first quarter of 2006, the risk factors contained in the Company’s Form 10-K for year ended 2004 and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission which are available on the SEC website at www.sec.gov.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

# # #

WJ Communications:		Investor Relations Contacts:

Rainer Growitz	or	Chris Danne, Rakesh Mehta
Interim Chief Financial Officer		The Blueshirt Group for WJ Communications
408-577-6200		415-217-7722
www.wj.com		chris@blueshirtgroup.com
rakesh@blueshirtgroup.com

WJ Communications Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Sales
Core business (1)	$11,653	$8,044	$7,686	$31,201	$29,808
Legacy (2)	53	50	235	396	2,528
Total sales	11,706	8,094	7,921	31,597	32,336

Cost of goods sold	5,914	3,774	4,240	16,906	15,278

Gross profit	5,792	4,320	3,681	14,691	17,058

Operating expenses:

Research & development	4,480	4,451	4,650	18,070	17,238

Selling & administrative	3,650	3,632	3,176	15,295	12,503

Acquired in-process research & development	—	—	—	3,400	8,500

Restructuring reversals	—	—	—	—	(3,845)

Total operating expenses	8,130	8,083	7,826	36,765	34,396

Loss from operations	(2,338)	(3,763)	(4,145)	(22,074)	(17,338)

Interest income, net	255	243	163	952	578

Other income, net	3	3	5	14	5

Income (loss) before income taxes	(2,080)	(3,517)	(3,977)	(21,108)	(16,755)

Income tax benefit	3	(123)	—	(120)	(7,674)

Net loss	$(2,083)	$(3,394)	$(3,977)	$(20,988)	$(9,081)

Basic and diluted net loss per share	$(0.03)	$(0.05)	$(0.07)	$(0.33)	$(0.15)

Basic and diluted weighted average shares	65,084	64,516	60,968	64,162	60,397

(1)      Core business sales includes sales of our semiconductor components, multi-chip modules and RFID reader modules.

(2)      Legacy sales includes sales of our wireless and fiber optic products.

WJ Communications Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005 (1)	December 31, 2004 (2)
ASSETS

Cash and cash equivalents	$14,169	$24,392

Short-term investments	16,052	18,732

Accounts receivable, net	7,135	6,841

Inventory	4,826	5,148

Other current assets	2,632	3,183

Total current assets	44,814	58,296

Property, plant and equipment	7,919	9,679

Goodwill	6,806	1,368

Intangible assets, net	1,884	180

Other assets	221	210

Total assets	$61,644	$69,733

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$16,452	$11,572

Long-term obligations	14,075	16,864

Stockholders’ equity	31,117	41,297

Total liabilities and stockholders’ equity	$61,644	$69,733

(1)     Unaudited

(2)     Derived from the Company’s audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2004.